                                                                    EXHIBIT 99.1

CONTACT:
LAWRENCE S. COBEN, CHAIRMAN
TREMISIS ENERGY ACQUISITION CORPORATION
LCOBEN@TREMISIS.COM
(212) 397-1464

                              FOR IMMEDIATE RELEASE
                              ---------------------

          TREMISIS ENERGY ACQUISITION CORPORATION AND RAM ENERGY, INC.
                          AGREE TO BUSINESS COMBINATION
--------------------------------------------------------------------------------

TREMISIS ENERGY ACQUISITION CORPORATION (OTCBB: TEGY) and privately held RAM
Energy, Inc., an independent oil and gas company engaged in the acquisition, exploration, exploitation and development of oil and gas properties and the production of oil and gas, announced today that they have entered into a definitive merger agreement pursuant to which RAM will become a wholly owned subsidiary of Tremisis.

THE TRANSACTION

Under the terms of the merger agreement, the holders of outstanding RAM securities will receive from Tremisis, in exchange for such securities, approximately $30 million in cash and 25,600,000 unregistered shares of Tremisis common stock. Post merger, RAM's security holders will own approximately 77% of the total issued and outstanding shares of common stock of Tremisis. Twelve and a half percent of the Tremisis shares to be issued to RAM stockholders will be placed in escrow to secure Tremisis' indemnity rights under the merger agreement.

The RAM holders have agreed not to sell any of the Tremisis shares they will receive until the six-month anniversary of the closing of the merger, and no more than 50% of such Tremisis shares during the following six months, subject to certain exceptions. Those persons and certain stockholders, officers and directors of Tremisis have entered into a voting agreement providing for them to vote for each other's designees for directors of Tremisis through the election to be held in 2008. The Tremisis board will be increased to five members, of whom four will be designees of RAM and one will be a designee of Tremisis.

ABOUT RAM ENERGY, INC.

RAM Energy Inc is an independent oil and gas company engaged in the acquisition, exploration, exploitation and development of oil and gas properties and the production of oil and gas. RAM's producing properties are located primarily in
Texas, New Mexico, Oklahoma and on-shore Louisiana and Mississippi. At June 30,
2005, RAM's estimated net proved reserves were 20.8 million barrels of oil equivalent, or Boe, of which approximately 58% were crude oil, 28% were natural gas, and 14% were natural gas liquids, with a present value of future net revenues, discounted at 10% (PV-10), of $391.8 million, before applicable income taxes, based on prices RAM was receiving at June 30, 2005, which were $60.00 per barrel of oil, or Bbl, and $8.50 per thousand cubic feet, or Mcf, of natural gas. At that date, RAM's proved developed reserves

comprised 66% of its total reserves and the estimated reserve life for RAM's total proved reserves was approximately 14 years.

Most of RAM's properties have the potential for the development and exploitation of additional reserves. RAM owns or has licensed 2-D or 3-D seismic data covering significant portions of its properties. RAM also owns a significant block of undeveloped deep rights in held-by-production leases covering the developing Barnett Shale natural gas play, located northwest of the Fort Worth
Basin in Jack and Wise Counties, Texas. RAM also owns interests in approximately
2,900 producing wells and operates 1,950 of these wells, which represented 86%
of its PV-10 value at June 30, 2005.

RAM has historically added reserves primarily through acquisitions of producing properties and the further development and exploitation of these properties. It intends to continue pursuing attractive oil and gas acquisitions, as well as development activities and exploratory drilling opportunities.

RAM is headquartered in Tulsa, Oklahoma, with an office in Houston, Texas.

Larry E. Lee, Chairman and Chief Executive Officer of RAM, stated "The public listing and enhanced financial flexibility provided by our business combination with Tremisis will allow us to accelerate and better realize upon our development potential, particularly our substantial Barnett Shale play. The combination also provides RAM with a substantially stronger base to make additional successful acquisitions of the type that already helped to build the company."

WestLB AG is acting as RAM's financial advisor in connection with the merger.

UNAUDITED FINANCIAL INFORMATION

RAM's unaudited financial information included in this press release was prepared as a private company in accordance with U.S. GAAP and may not be in compliance with SEC Regulation S-X. Accordingly, such historical information may be adjusted and presented differently in our proxy statement to solicit shareholder approval of the merger.

For the first six months of 2005, RAM's oil and gas sales were $30.3 million.
For the year ended December 31, 2004, RAM's oil and gas sales were $17.7 million.

The unaudited financial information of RAM that accompanies this news release includes RAM's condensed consolidated balance sheets at December 31, 2002, 2003 and 2004 and at June 30, 2005, and the related condensed consolidated statements of operations for the years and six months then ended.

The audited and unaudited financial statements of Tremisis can be found on the
Securities and Exchange Commission Web site (http://www.sec.gov) within
Tremisis' 10-KSB and 10-QSB filings for the relevant periods. As of June 30,
2005, Tremisis had total and current assets of $34.4 million, principally comprised of cash, and no debt for borrowed funds.

THE RAM MANAGEMENT TEAM

RAM's senior management team has over 150 combined years of oil and gas operations and management experience.

LARRY E. LEE is a founder of RAM Energy, Inc. and serves as its Chairman and
CEO. Mr. Lee has been active in the oil and gas industry since 1976. Mr. Lee worked for the private companies of Goldman Enterprises and Kerr Consolidated before developing the RAM companies in 1984.

Mr. Lee, a native Oklahoman, received his B.B.A. in finance from the University of Oklahoma in 1970. He served in the public sector as Budget Director for the city of Oklahoma City and was a member of the staff of Governor David Boren.

Mr. Lee is a Wildcatter member of the Oklahoma Independent Petroleum Association and a member of the Independent Petroleum Association of America, having served as director. Mr. Lee is a member of the Board of Trustees, serves as Chairman of the Finance Committee, is a member of the Executive Committee, and is Chairman
Elect of the Board of Trustees for the Philbrook Museum of Art. He is also a member of the Board of Directors of the Oklahoma Heritage Association, where he serves on the Executive and Finance Committees. Mr. Lee serves as a member of the Executive Board of the Indian Nations Council and the Boy Scouts of America.
He is a lifetime member of World Presidents' Organization.

LARRY G. RAMPEY is Senior Vice President of Operations for RAM. He is
responsible for the supervision of the Operations Department, which provides technical skills extending from property assimilation to property enhancement and drilling activities. Mr. Rampey has 30 years of experience in the management of both domestic and international oil and gas properties. Prior to joining RAM in 1989, Mr. Rampey held the positions of Vice President of International
Operations and Vice President of Domestic Operations for Reading & Bates
Petroleum Co. He was with Amoco prior to joining Reading & Bates. Mr. Rampey holds a B.S. degree in Industrial Engineering from Oklahoma State University and is a member of the Society of Petroleum Engineers and the Oklahoma Independent
Petroleum Association.

JOHN LONGMIRE is CFO and Senior Vice President of RAM. Mr. Longmire has 30 years experience in various financial management positions in the oil and gas industry. Prior to joining RAM in 1990, Mr. Longmire held various positions with
Texas International Company, Amarex, Inc. and Union Oil Company of California
(UNOCAL). Mr. Longmire is a Certified Public Accountant. He holds a B.S. degree from California State University at Los Angeles.

DRAKE N. SMILEY is Senior Vice President of Land and Exploration for RAM. Prior
to joining RAM in 1989, he was employed by Reading & Bates, serving as Manager of Land. Before Reading & Bates, he was employed by Cities Service Company. In
June of 1994, Mr. Smiley accepted the position of Vice President, Land with
Continental Resources, Inc. in Enid, Oklahoma and then rejoined RAM in his present position in early 1997. Mr. Smiley has 28 years of experience in the petroleum industry and is a member of the Oklahoma and Tulsa County Bar
Associations, the Tulsa and American Associations of Petroleum Landmen and the
Oklahoma Independent Petroleum Association. He is a Phi Beta Kappa graduate of the University of Missouri, where he also received his Juris Doctorate.

JOHN L. COX joined RAM's management team in June 2005 as Vice President -
Finance. Mr. Cox brings to RAM a full range of oil and gas accounting and financial expertise. Prior to joining RAM's staff Mr. Cox served as Chief
Financial Officer of Cannon Energy, Inc. from 2001 - 2005; Controller for Mannix
Oil and Gas, Inc. from 2000 - 2001; Controller/Bankruptcy Accountant for
Bankruptcy Trustee for Bristol Resources Corporation from 1997 - 2000; Vice
President and CFO for Latex Petroleum from 1994 - 1997; Controller of Panada
Exploration, Inc. from 1990-1994; and Controller/Manager of Financial Reporting
for Reading & Bates Petroleum Co. from 1976 - 1989. Mr. Cox is a Certified
Public Accountant and holds a B. S. degree in Accounting from Oklahoma City
University.

ABOUT TREMISIS ENERGY ACQUISITION CORPORATION

Tremisis, based in New York, New York, was incorporated in January 2004 to acquire an operating business in the energy or environmental industry. Tremisis consummated its initial public offering on May 18, 2004, receiving net proceeds of approximately $34 million through the sale of 6.325 million units of its securities at $6.00 per unit. Each unit was comprised of one share of Tremisis common stock and two redeemable and convertible common stock purchase warrants having an exercise price of $5.00. Tremisis holds over $33.5 million in a trust account maintained by an independent trustee, which will be released to the company upon the consummation of the merger with RAM (less any amounts returned to Tremisis stockholders who elect to convert their shares to cash in accordance with Tremisis' charter).

Lawrence S. Coben, Chairman and Chief Executive Officer of Tremisis Energy,
stated, "We are very excited to be entering into a business combination with RAM
Energy. RAM's strong producing properties combined with its Barnett Shale development opportunity leave it well positioned for significant growth in today's and tomorrow's energy markets. With its highly experienced management team, we believe they will have continued success in both acquisitions and development of additional reserves."

MERGER CONDITIONS

The closing of the merger is subject to customary closing conditions, including
Tremisis stockholder approval of the merger. In addition, the closing is conditioned on RAM having indebtedness for borrowed funds of no more than $125 million and on holders of fewer than 20 percent of the shares of Tremisis issued in the IPO voting against the business combination and electing to convert their
Tremisis shares into cash, as permitted by the Tremisis certificate of incorporation. The Tremisis initial stockholders and officers and directors, holding approximately 18% of Tremisis' voting stock, have agreed to vote their shares on the merger in accordance with the vote of the majority of the non-affiliated Tremisis stockholders. If approved by Tremisis stockholders, the transaction is expected to close in the first quarter of 2006.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, about Tremisis, RAM and their combined business after completion of the proposed merger. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and

expectations of Tremisis' and RAM's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:
Business conditions in the U.S. and abroad; changing interpretations of generally accepted accounting principles; outcomes of government reviews;
inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which RAM is engaged; fluctuations in oil and gas prices and in customer demand; management of rapid growth;
intensity of competition; general economic conditions; as well as other relevant risks detailed in Tremisis' filings with the Securities and Exchange Commission, including its report on Form 10-QSB for the period ended June 30, 2005. The information set forth herein should be read in light of such risks. Neither
Tremisis nor RAM assumes any obligation to update the information contained in this press release.

ADDITIONAL INFORMATION

Tremisis stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. Copies of filings by Tremisis, which will contain information about
Tremisis and RAM, will be available without charge, when filed, at the
Securities and Exchange Commission's internet site (http://www.sec.gov), and, when filed, will be available from Tremisis, without charge, by directing a request to Tremisis Energy Acquisition Corporation, 1775 Broadway, Suite 604,
New York, New York 10019.

                                RAM ENERGY, INC.
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                           (ALL FIGURES IN THOUSANDS)

                                   SIX MONTHS                  YEAR ENDED
                                        ENDED                 DECEMBER 31,
                                     JUNE 30,    ----------------------------------
                                         2005         2004         2003         2002
                                    ---------    ---------    ---------    ---------

Current assets                      $   9,693    $   8,475    $   7,350    $   4,281
                                    ------------------------------------------------
Property and equipment, net           129,355      129,252       37,593       36,674
Pipeline system held for sale            --           --           --         17,673
Other assets                            2,242        2,543        1,291        3,410
                                    ------------------------------------------------
Total assets                        $ 141,290    $ 140,270    $  46,234    $  62,038
                                    ================================================

Current liabilities                 $  30,948    $  25,009    $   8,708    $   9,610
Long-term debt                        108,374      113,453       45,996       56,183
Other non-current liabilities          11,670        8,932        4,318        2,464
Deferred income taxes                  13,899       14,536        7,886       12,123
                                    ------------------------------------------------
Total liabilities                     164,891      161,930       66,908       80,380
Stockholders' equity                  (23,601)     (21,660)     (20,674)     (18,342)
                                    ------------------------------------------------
Total liabilities and
stockholders' equity (deficiency)   $ 141,290    $ 140,270    $  46,234    $  62,038
                                    ================================================

Consolidated Balance Sheets and Statements of Operations may not conform to SEC
Regulation S-X. Financial information for the six month period has not been reviewed by auditors and is subject to normal year-end adjustments for interim periods.

                                RAM ENERGY, INC.
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                           (ALL FIGURES IN THOUSANDS)

                                              Six months              Year ended
                                                  Ended               December 31,
                                                June 30,    --------------------------------
                                                    2005        2004        2003        2002
                                                --------    --------    --------    --------

Oil and gas revenues                            $ 30,331    $ 17,677    $ 20,521    $  9,853
Realized and unrealized derivative loss           (8,035)       (875)       (177)          0
Other revenue                                        584         285         155         163
                                                --------    --------------------------------
Operating revenues                                22,880      17,087      20,499      10,016
Operating expenses                                18,957      15,163      15,412      12,872
                                                --------    --------------------------------
Operating income                                   3,923       1,924       5,087      (2,856)
Other income (expense)                            (5,602)      7,157      (4,871)     23,934
                                                --------    --------------------------------

Income (loss) from continuing operations
before income taxes                               (1,679)      9,081         216      21,078
Income taxes                                        (638)      3,733         228       7,975
                                                --------    --------------------------------
Income (loss) from continuing operations          (1,041)      5,348         (12)     13,103
Loss from discontinued operations, net of tax       --          --        (1,068)    (11,170)
                                                --------    --------------------------------
Net income (loss) before cumulative effect of
change in accounting principle                    (1,041)      5,348      (1,080)      1,933
Cumulative effect of change in accounting
principle, net of tax                               --          --          (448)       --
                                                --------    --------------------------------
Net income (loss)                               ($ 1,041)   $  5,348    ($ 1,528)   $  1,933
                                                --------    --------------------------------

Consolidated Balance Sheets and Statements of Operations may not conform to SEC
Regulation S-X. Financial information for the six month period has not been reviewed by auditors and is subject to normal year-end adjustments for interim periods.